Exhibit 99

FOR IMMEDIATE RELEASE

Media Contact: Lynne Dragomier

Maytag Corporate Communications

(641) 787-7711

ldragomier@maytag.com

MAYTAG ANNOUNCES THIRD QUARTER RESULTS

•	Consolidated sales increased 3 percent sequentially from the second quarter, led by sales increases in major appliances; Hoover floor care sales were up slightly when compared to the second quarter.

•	Operating performance improved sequentially as a result of the higher sales volumes and the savings from ‘One Company’ restructuring despite cost increases in steel and other materials.

•	Several milestones were accomplished including the successful ‘One Company’ systems conversion, a new Amana labor agreement and sale of Maytag’s interest in a joint venture in China.

•	Positive cash flow enabled the company to reduce total debt levels by approximately $100 million and increase cash by $50 million from the second quarter.

•	Unfavorable year-over-year comparisons were caused primarily by accelerating steel costs and lower Hoover floor care sales and margins.

NEWTON, IOWA – (Oct. 21, 2004) – Maytag Corporation (NYSE:MYG) today reported third quarter consolidated sales of $1.19 billion, down 3 percent from sales of $1.22 billion in the same period last year. Net income for the third quarter of 2004 was $7.5 million or 9 cents per share, compared with $36.6 million or 46 cents per share a year ago.

While year-over-year comparisons are unfavorable, the company pointed out that progress has been made with sequential improvements from the second quarter to the third quarter of this year. Consolidated sales are up 3 percent from $1.15 billion in the second quarter. Third quarter net income of $7.5 million or 9 cents per share was an improvement over the second quarter’s net loss of $41.1 million or 52 cents per share. Included in the third quarter are restructuring and related charges of 16 cents per share for the Galesburg closure and “One Company” reorganization, as well as a gain of 10 cents per share from the sale of a Canadian warehouse.

The sequential improvements in the third quarter resulted primarily from higher sales in major appliances and savings from cost reduction efforts. The improvement was achieved despite significantly higher steel and energy-related costs.

Unfavorable year-over-year comparisons were caused primarily by lower Hoover floor care sales volumes and pricing, as well as higher steel costs. The third quarter diluted earnings per share for 2004 and 2003 included the following items:

	Three Months Ended
	October 2 2004	September 27 2003
Diluted Earnings Per Share	$0.09	$0.46

Included in diluted earnings per share (net of tax) were the following items:
Restructuring and related charges – Galesburg plant closing and reorganizations	0.16	0.11
Gain on sale of property-Home Appliances	(0.10)	—
Income from discontinued operations	—	(0.02)

Commenting on the third quarter, Maytag chairman and CEO Ralph Hake stated, “We accomplished a great deal in the third quarter with the sequential improvement in sales and operating income. We are taking the right actions to improve Maytag’s performance going forward. Our ‘One Company’ restructuring, which consolidates Hoover floor care, Maytag Appliances and corporate organizations, is on track for $150 million in annual savings and lowered our costs in the third quarter. We successfully completed the systems conversion required for the ‘One Company’ consolidation. Also in the third quarter, we made significant progress in cash flow and lowered inventories from the previous quarter, reached a new labor agreement at our Amana plant, and completed the sale of our joint venture in China.”

Operating results for the third quarter were impacted by a charge of $7.2 million recorded in connection with the “One Company” restructuring. Restructuring charges of $11.9 million were recorded in connection with closing the Galesburg plant. Annual savings of $30 million from the closing of the plant are anticipated to start in the fourth quarter of 2004.

Cash flow in the third quarter was favorably impacted by improvements in working capital levels gained from lower inventories, lower capital expenditures and higher accounts payable, by the sale of Maytag’s warehouse in Burlington, Ontario, and by the completion of the sale of Maytag’s interest in a joint venture in China. The positive cash flow performance enabled the company to reduce total debt levels by approximately $100 million and increase cash and cash equivalents by $50 million from the second quarter.

Commenting on earnings expectations for the fourth quarter, Hake said that the company expects reported earnings per share in the range of 5 to 10 cents. This guidance includes restructuring and related charges of approximately 10 cents per share.

Effective with the third quarter of 2004, Maytag changed its segment reporting from three segments to two, as the company aligned its segment reporting to reflect its major restructuring effort to consolidate Hoover floor care, Maytag Appliances and Corporate Headquarters organizations. The new reporting segments are Home Appliances, which includes major appliances and floor care products as well as the company’s international export business and service operations, and Commercial Products, which includes vending equipment and commercial cooking products. Net sales and operating income have been reclassified for the new segments for 2003 and 2004 by quarter and for the full year 2002. The reclassified sales and earnings tables can be viewed on the company’s Web site www.maytagcorp.com by clicking on Financial Center, then Reclassified Financials.

Nine-Month Performance

Maytag’s sales increased 1.1 percent to $3.56 billion in the first nine months of 2004 compared with $3.52 billion the prior year. Operating income was $46.6 million, down from $181.0 million reported for the first nine months of 2003.

Net income for the first nine months of 2004 was $5.1 million or 6 cents per share, compared with $96.3 million or $1.22 per share reported for the first nine months of 2003.

The diluted earnings per share for the first nine months of 2004 and 2003 included the following items:

	Nine Months Ended
	October 2 2004	September 27 2003
Diluted Earnings Per Share	$0.06	$1.22

Included in diluted earnings per share (net of tax) were the following items:
Restructuring and related charges – Galesburg plant closing	0.29	0.29
Restructuring and related charges - reorganizations	0.18	0.14
Goodwill impairment-Commercial Products	0.12	—
Front-load washer litigation	0.16	—
Adverse judgment on pre-acquisition distributor lawsuit	0.09	—
Gain on sale of property-Home Appliances	(0.10)	—
Income from discontinued operations	—	(0.01)

Maytag’s Home Appliances segment had nine-month sales of $3.35 billion, up slightly from sales of $3.28 billion in the first nine months of 2003. Operating income for the segment was $52.3 million, down from $161.6 million in last year’s nine-month period.

The Commercial Products segment reported nine month sales of $211.0 million and operating loss of $5.7 million. In the first nine months of 2003, the segment had sales of $236.4 million and operating income of $19.4 million.

Quarterly Conference Call

Maytag will host a conference call today at 8:30 a.m. CT (9:30 a.m. ET) to discuss its performance with members of the financial community. During the call, Hake and CFO George Moore will comment on various aspects of the results and answer questions.

Persons wishing to participate in the call should telephone 800-633-8414 at 8:20 a.m. CT (international participants should dial 212-346-6538.) The conference call will be recorded and available by telephone from 10:30 a.m. CT Oct. 21 until 10:30 a.m. CT Oct. 23. Persons interested in listening to the conference call tape should call 800-633-8284 (or internationally 402-977-9140) and use access code number 21210440.

Additionally, Maytag’s conference call will be distributed live over CCBN’s Investor Distribution Network to both institutional and individual investors. Individual investors can listen to the call through CCBN’s individual investor center at www.fulldisclosure.com or by visiting any of the investor sites in CCBN’s Individual Investor Network. Institutional investors can access the call via CCBN’s password-protected event management site, StreetEvents (www.streetevents.com). The audio webcast can also be accessed through Maytag’s Web site, www.maytagcorp.com, by clicking on the “Corporate News Center” and then “Conference Calls.” Replays will be available on both the Maytag and CCBN Web sites.

Maytag Corporation is a leading producer of home and commercial appliances. Its products are sold to customers throughout North America and in international markets. The corporation’s principal brands include Maytag®, Hoover®, Jenn-Air®, Amana®, Dixie-Narco® and Jade®.

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Forward-Looking Statements: Certain statements in this news release, including any discussion of management expectations for future periods, constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements involve known and unknown risks, uncertainties and other factors that may cause actual results to differ materially from the future results expressed or implied by those statements. For a description of such factors, refer to “Forward-Looking Statements” in the Management’s Discussion and Analysis section of Maytag’s Annual Report on Form 10-K for the year ended January 3, 2004, and each quarter’s 10-Q.

THIRD QUARTER SALES AND EARNINGS COMPARISON (UNAUDITED)

NET SALES (in thousands)
	2004	2003	%Change
Home Appliances	$1,123,801	$1,145,856	(1.9)
Commercial Products	62,217	75,411	(17.5)

Consolidated	$1,186,018	$1,221,267	(2.9)

OPERATING INCOME (in thousands)
	2004	2003	%Change
Home Appliances	$15,715	$55,813	(71.8)
Commercial Products	711	5,550	(87.2)

Reported	$16,426	$61,363	(73.2)

Included in operating income
Restructuring and related charges-Home Appliances	$18,981	$13,060
Gain on sale of property	(9,711)	—
Restructuring and related charges-Commercial Products	81	83

	$9,351	$13,143

NET INCOME (in thousands)
	2004	2003	%Change
Reported	$7,474	$36,565	(79.6)

Included in net income (net of tax)
Restructuring and related charges	$12,867	$8,806
Gain on sale of property	(7,769)	—
Income from discontinued operations	(339)	(1,247)

Total	$4,759	$7,559

BASIC EARNINGS PER SHARE
	2004	2003	%Change
Reported	$0.09	$0.47	(79.7)

Included in basic earnings per share (net of tax)
Restructuring and related charges	$0.16	$0.11
Gain on sale of property	(0.10)	—
Income from discontinued operations	(0.00)	(0.02)

*Total	$0.06	$0.10

Basic weighted-average shares outstanding (thousands)	79,116	78,588

DILUTED EARNINGS PER SHARE
	2004	2003	%Change
Reported	$0.09	$0.46	(79.7)

Included in diluted earnings per share (net of tax)
Restructuring and related charges	$0.16	$0.11
Gain on sale of property	(0.10)	—
Income from discontinued operations	(0.00)	(0.02)

*Total	$0.06	$0.10

Diluted weighted-average shares outstanding (thousands)	79,182	78,813

NINE MONTHS SALES AND EARNINGS COMPARISON (UNAUDITED)

NET SALES (in thousands)

	2004	2003	% Change
Home Appliances	$3,346,229	$3,283,726	1.9
Commercial Products	210,961	236,440	(10.8)

Consolidated	$3,557,190	$3,520,166	1.1

OPERATING INCOME (LOSS) (in thousands)

	2004	2003	% Change
Home Appliances	$52,319	$161,565	(67.6)
Commercial Products	(5,699)	19,396	(129.4)

Reported	$46,620	$180,961	(74.2)

Included in operating income (loss)
Restructuring and related charges-Home Appliances	$54,760	$50,243
Front-load washer litigation-Home Appliances	18,500	—
Gain on sale of property	(9,711)	—
Restructuring and related charges-Commercial Products	149	215
Goodwill impairment-Commercial Products	9,600	—

	$73,298	$50,458

NET INCOME (in thousands)
	2004	2003	% Change
Reported	$5,114	$96,279	(94.7)

Included in net income (net of tax)
Restructuring and related charges	$37,064	$33,806
Goodwill impairment-Commercial Products	9,600	—
Front-load washer litigation	12,488	—
Adverse judgment on pre-acquisition distributor lawsuit	7,091	—
Gain on sale of property	(7,769)	—
Income from discontinued operations	(339)	(844)

Total	$58,135	$32,962

BASIC EARNINGS PER SHARE
	2004	2003	% Change
Reported	$0.06	$1.23	(94.7)

Included in basic earnings per share (net of tax)
Restructuring and related charges	$0.47	$0.43
Goodwill impairment-Commercial Products	0.12	—
Front-load washer litigation	0.16	—
Adverse judgment on pre-acquisition distributor lawsuit	0.09	—
Gain on sale of property	(0.10)	—
Income from discontinued operations	(0.00)	(0.01)

*Total	$0.74	$0.42

Basic weighted-average shares outstanding (thousands)	78,992	78,473

DILUTED EARNINGS PER SHARE
	2004	2003	% Change
Reported	$0.06	$1.22	(94.7)

Included in diluted earnings per share (net of tax)
Restructuring and related charges	$0.47	$0.43
Goodwill impairment-Commercial Products	0.12	—
Front-load washer litigation	0.16	—
Adverse judgment on pre-acquisition distributor lawsuit	0.09	—
Gain on sale of property	(0.10)	—
Income from discontinued operations	(0.00)	(0.01)

*Total	$0.73	$0.42

Diluted weighted-average shares outstanding (thousands)	79,224	78,669

*	Totals may not be additive due to rounding

MAYTAG CORPORATION

CONDENSED CONSOLIDATED STATEMENTS OF INCOME (unaudited)

(In thousands, except per share data)

	Third Quarter Ended		Nine Months Ended
	October 2 2004	September 27 2003	October 2 2004	September 27 2003
Net sales	$1,186,018	$1,221,267	$3,557,190	$3,520,166
Cost of sales	1,028,130	1,000,269	3,039,678	2,885,035

Gross profit	157,888	220,998	517,512	635,131
Selling, general and administrative expenses	122,400	146,492	387,883	403,712
Restructuring and related charges	19,062	13,143	54,909	50,458
Goodwill impairment-Commercial Products	—	—	9,600	—
Front-load washer litigation	—	—	18,500	—

Operating income	16,426	61,363	46,620	180,961
Interest expense	(14,736)	(12,728)	(40,843)	(40,786)
Adverse judgment on pre-acquisition distributor lawsuit	—	—	(10,505)	—
Other income	4,326	4,078	7,248	2,265

Income from continuing operations before income taxes	6,016	52,713	2,520	142,440
Income taxes	(1,119)	17,395	(2,255)	47,005

Income from continuing operations	7,135	35,318	4,775	95,435
Income from discontinued operations, net of tax	339	1,247	339	844

Net income	$7,474	$36,565	$5,114	$96,279

Basic earnings per common share:
Income from continuing operations	$0.09	$0.45	$0.06	$1.22
Discontinued operations	0.00	0.02	0.00	0.01
Net income	$0.09	$0.47	$0.06	$1.23

Basic weighted-average shares outstanding	79,116	78,588	78,992	78,473

Diluted earnings per common share:
Income from continuing operations	$0.09	$0.45	$0.06	$1.21
Discontinued operations	0.00	0.02	0.00	0.01
Net income	$0.09	$0.46	$0.06	$1.22

Diluted weighted-average shares outstanding	79,182	78,813	79,224	78,669

Earnings per share totals may not be additive due to rounding

MAYTAG CORPORATION

CONDENSED CONSOLIDATED BALANCE SHEETS

(In thousands)

	October 2 2004 (Unaudited)	January 3 2004	September 27 2003 (Unaudited)
ASSETS

Current assets
Cash and cash equivalents	$57,758	$6,756	$3,145
Accounts receivable - net	670,079	596,832	704,390
Inventories	572,612	468,345	482,822
Deferred income taxes	48,943	63,185	67,558
Other current assets	57,114	94,030	43,391
Discontinued current assets	—	75,175	72,873

Total current assets	1,406,506	1,304,323	1,374,179

Noncurrent assets	583,755	612,546	598,682
Discontinued noncurrent assets	—	60,336	59,624

Total noncurrent assets	583,755	672,882	658,306

Property, plant and equipment	949,760	1,046,935	1,054,881

Total assets	$2,940,021	$3,024,140	$3,087,366

LIABILITIES AND SHAREOWNERS’ EQUITY

Current liabilities
Accounts payable	$471,812	$466,734	$397,698
Accrued liabilities	374,358	315,323	358,409
Notes payable and current portion of long-term debt	23,007	95,994	128,869
Discontinued current liabilities	—	105,739	102,719

Total current liabilities	869,177	983,790	987,695

Long-term debt, less current portion	973,278	874,832	898,372

Postretirement benefit liability	535,343	538,105	533,918

Accrued pension cost	351,874	398,495	403,938

Other noncurrent liabilities	170,407	144,341	127,447

Total discontinued noncurrent liabilities	—	18,766	18,766

Shareowners’ equity	39,942	65,811	117,230

Total liabilities and shareowners’ equity	$2,940,021	$3,024,140	$3,087,366

MAYTAG CORPORATION

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOW

(In thousands)

	Nine Months Ended
	October 2 2004	September 27 2003
Operating activities
Net income	$5,114	$96,279
Net income from discontinued operations	(339)	(844)
Depreciation and amortization	128,036	122,185
Deferred income taxes	29,723	39,850
Gain on sale of property	(9,711)	—
Restructuring and related charges, net of cash	40,545	36,258
Goodwill impairment-Commercial Products	9,600	—
Front-load washer litigation, net of cash paid	9,832	—
Adverse judgment on pre-acquisition distributor lawsuit	10,505	—
Change in working capital	(173,624)	(87,005)
Pension expense	47,426	48,025
Pension contributions	(93,471)	(137,444)
Postretirement benefit liability	(2,762)	16,408
Other	106,823	102,119

Net cash provided by continuing operating activities	107,697	235,831

Investing activities
Proceeds from business disposition, net of transaction costs	11,248	13,168
Proceeds from property disposition, net of transaction costs	14,251	—
Capital expenditures-continuing operations	(67,036)	(133,082)

Investing activities-continuing operations	(41,537)	(119,914)

Financing activities
Net proceeds (reduction) in financing obligations	24,489	(77,211)
Dividends	(42,623)	(42,351)
Stock repurchases	—	(1,021)
Other	3,078	(331)

Financing activities-continuing operations	(15,056)	(120,914)

Effect of exchange rates	(102)	36
Increase (decrease) in cash and cash equivalents	51,002	(4,961)
Cash and cash equivalents at beginning of period	6,756	8,106

Cash and cash equivalents at end of period	$57,758	$3,145